AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this "Amendment"), effective as of July 1, 2014 (the "Effective Date"), is entered into by and between Nano Labs Corp., a corporation formed under the laws of the State of Colorado ("Payor") and Globe Financial Corp. ("Holder").

WHEREAS Payor and Holder entered into that certain convertible promissory note dated December 30, 2012 in the principal amount of $90,000.00 (the "Convertible Promissory Note"), pursuant to which Holder has optional conversion rights under Section 3;

WHEREAS Section 3(2) of the Convertible Promissory Note provides for optional conversion of all or any portion of the principal amount due and owing into shares of common stock of the Payor;

WHEREAS Payor and Holder intended at the time of execution of the Convertible Promissory Note to limit the Holder upon any conversion to holding in excess 9.99% of the total issued and outstanding shares of common stock of Payor;

WHEREAS, the parties desire to amend the Convertible Promissory Note as set forth below.

NOW THEREFORE that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

AGREEMENT

1. Section 3(2) of the Convertible Promissory Note shall read as follows:

"3.2 Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount borrowed by that price equal to a 50% discount of the then trading price of the Company's shares on the OTC Markets at the date of conversion (the "Note Conversion Price"); provided, however, that no such conversion shall result in the Holder holding in excess of 9.99% of the total issued and outstanding shares of common stock of Payor at any time."

2. All of the provisions of the Convertible Promissory Note remain valid and binding upon the parties.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

Nano Labs Corp.

Date: August 8, 2014

By: ______________________________

President/CEO

Globe Financial Corp.

Date: August __, 2014

By: ______________________________

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